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                                                                      EXHIBIT 11
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Consent of Ernst & Young LLP Independent Auditors



We consent to the references to our firm under the captions "Financial Highlights" in the prospectus and "Custodian and Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 12 to Registration Statement No. 33-7788 on Form N-1A of our report dated December 3, 1996 on the financial statements and financial highlights included in the October 31, 1996 Annual Report to Shareholders of Ocean State Tax Exempt Fund (the portfolio of VLC Trust).



                                              /s/ ERNST & YOUNG LLP


Boston, Massachusetts
February 28, 1997